UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Ave, 2nd Floor
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 9, 2026, the board of directors (the “Board”) of Werewolf Therapeutics, Inc. (the “Company”) approved a reduction in force, representing 64% of the Company’s workforce (the “Reduction”). The Company expects the Reduction to be substantially completed by February 13, 2026.

The Company is undertaking the Reduction to decrease operating expenses.

As a result of the Reduction, the Company estimates that it will record a one-time charge in the first quarter of 2026 related to employee separation benefits, including severance and related benefits, of approximately $4.1 million, all of which is anticipated to result in cash expenditures to be incurred in the first quarter of 2026. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Reduction. The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ materially from these estimates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

As part of the Reduction, on February 9, 2026, the Company and each of Timothy W. Trost, Chief Financial Officer of the Company, and Dr. Randi Isaacs, M.D., Chief Medical Officer of the Company, agreed that Mr. Trost and Dr. Isaacs would resign as Chief Financial Officer and Chief Medical Officer, as applicable, effective February 13, 2026.

Both Mr. Trost and Dr. Isaacs are entitled to severance benefits in accordance with their employment agreements upon execution of a separation agreement and general release of claims comprising (i) an amount equal to nine months base salary, and (ii) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act for a period of nine months. In addition, the separation agreements provide that the exercise period for stock options that are outstanding and vested as of the separation date will be extended from three months until the final exercise date, as such term is defined in the applicable option agreement.

In connection with their resignations, both Mr. Trost and Dr. Isaacs are entering into consulting agreements with the Company, effective as of February 16, 2026, pursuant to which Mr. Trost and Dr. Isaacs will assist with ensuring an orderly transition of their responsibilities and provide such other services to be determined and reasonably requested by the Company from time to time for a period of up to six months. The Company will pay both Mr. Trost and Dr. Isaacs $250 per hour in exchange for the services they provide under the consulting agreements.

Appointment of Certain Officers

On February 12, 2026, the Company appointed Michael Urban, Vice President of Finance and Corporate Controller, as the Company’s principal financial officer and principal accounting officer, effective February 13, 2026.

Mr. Urban, age 45, has served as the Company’s Vice President of Finance and Corporate Controller since May 2023. Prior to joining the Company, from March 2021 to April 2023, Mr. Urban served as Senior Director, Corporate Controller and Head of Facilities at Codiak BioSciences, Inc., a biotechnology company. Previously, Mr. Urban served as Director of Finance and Corporate Controller at Indigo Ag, Inc., an agricultural technology company from January 2019 until February 2021. Mr. Urban holds a B.S. in accounting and finance from Assumption University and is a Certified Public Accountant.

Mr. Urban does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Urban has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD

In the fourth quarter of 2025 and the first quarter of 2026, the Company sought to raise capital to fund its planned operations and engaged in confidential discussions with certain potential investors regarding its business, including its pipeline, and its intent to undertake a financing. In connection with such confidential discussions, the Company agreed to publicly disclose all confidential information by February 13, 2026. On December 18, 2025, the Company issued a press release and filed a Current Report on Form 8-K (the “December 8-K”) providing a pipeline update that publicly disclosed certain information provided to investors under confidentiality. An updated corporate presentation was filed as an exhibit to the December 8-K and posted to the Company’s website.

The Company is evaluating alternatives with respect to maximizing both near and long-term value for its stockholders, including, but not limited to, the previously announced process to seek strategic partnerships for further development of the promising WTX-124 and WTX-330 INDUKINE programs. The Company cannot provide any assurance regarding when or if these efforts would result in any type of transaction or, if they do, what the ultimate terms of any such transaction would be.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Company’s strategy, future operations, prospects, plans, and objectives of management, including potential strategic transactions and the expected cost of the Reduction constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: whether the reduction in force will results in the costs and the savings anticipated; whether the Company will identify a strategic transaction to pursue and whether such a transaction may be consummated on favorable terms, on a timely basis or at all; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company has made and may make with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: February 13, 2026	By:	/s/ Daniel Hicklin
Daniel Hicklin
President and Chief Executive Officer